EXHIBIT 5.1

Sheppard, Mullin, Richter & Hampton LLP 2200 Ross Avenue, Suite 2400 Dallas, Texas 75201 469.391.7400 main www.sheppardmullin.com

February 20, 2020

VIA ELECTRONIC MAIL

Genprex, Inc.

1601 Trinity Street, Suite 3.322

Austin, TX 78712

Re: Registration Statement on Form S-3

Gentlemen and Ladies:

You have requested our opinion with respect to certain matters in connection with the offering for sale of 5,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Genprex, Inc. (the “Company”), pursuant to the Registration Statement (as defined below) and the Prospectus (as defined below). Unless defined herein, capitalized terms have the meanings given to them in that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated February 19, 2020, by and among the Company and the purchasers identified on the signature pages thereto (the “Purchasers”), relating to the issuance and sale by the Company of Shares.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the following:

●

the Registration Statement on Form S-3 (File No. 333-233774) initially filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2019, under the Securities Act of 1933, as amended (the “Securities Act”) (including any documents incorporated by reference therein, the “Base Registration Statement,” and the related prospectus included in such Registration Statement (including any documents incorporated by reference therein, the “Base Prospectus”));

●

the Registration Statement on Form S-3 (File No. 333-236504) filed with the Commission on February 19, 2020 pursuant to Rule 462(b) of the Securities Act for the purposes of registering an additional $3,100,233 shares of Common Stock (including any documents incorporated by reference therein, the “462(b) Registration Statement” and together with the “Base Registration Statement”, the “Registration Statement”);

●	the final prospectus supplement, which includes the Base Prospectus, filed on February 19, 2020 pursuant to Rule 424(b) under the Securities Act, which is referred to as the “Prospectus”;

●	the Securities Purchase Agreement;

●	the Placement Agency Agreement by and among the Company, A.G.P./Alliance Global Partners and Joseph Gunnar & Co. LLC;

●	the Amended and Restated Certificate of Incorporation of the Company in effect on the date hereof;

●	the Amended and Restated Bylaws of the Company in effect on the date hereof;

●

the resolutions of the Board of Directors of the Company, adopted on September 13, 2019 and February 18, 2020 authorizing/ratifying the execution and delivery of the Securities Purchase Agreement, the issuance and sale of the Shares, the preparation and filing of the Prospectus, and other actions with regard thereto; and

●	such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (the “DGCL”) and, when the Shares are delivered to and paid for by the Purchasers in accordance with the terms of the Securities Purchase Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

We express no opinion as to matters governed by any laws other than the DGCL.

We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Respectfully submitted,

/s/ Sheppard Mullin Richter & Hampton LLP
SHEPPARD MULLIN RICHTER & HAMPTON LLP